Exhibit 99.01

Keynote Reports Fiscal Fourth Quarter and Year End 2008 Results

  Total Revenue Increased 18.0% to $21.1 Million for the Fourth Quarter 2008 and 13.5% to $76.9 Million for Fiscal 2008 When Compared to Respective Periods in 2007
  GAAP Loss Per Share Improved to $0.05 for the Fourth Quarter 2008 and $0.20 for Fiscal 2008, Compared to $0.19 and $0.27 in Respective 2007 Periods
  Non-GAAP EPS Was $0.10 and $0.11 for the Fourth Quarter 2008 and 2007 and $0.27 and $0.29 for Fiscal 2008 and 2007, Respectively
  Results Exceeded Company’s Revenue and Met Non-GAAP Earnings Guidance

SAN MATEO, Calif.--(BUSINESS WIRE)--November 13, 2008--Keynote Systems (Nasdaq: KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal fourth quarter and fiscal year ended September 30, 2008.

Umang Gupta, chairman and CEO of Keynote, said: “Fiscal year 2008 proved to be very good for Keynote. We achieved overall annual revenue growth of 13.5 percent along with improved profitability. Our Mobile Test and Measurement business was the main driver of this growth, increasing 61 percent in the fourth quarter and 63 percent in the year as a whole. We believe our strong balance sheet combined with our diverse product portfolio forms a solid foundation for us to perform well even in the current adverse financial climate.”

Fourth Quarter 2008 Financial Summary

Revenue for the fourth quarter of fiscal year 2008 was $21.1 million, increasing from $20.5 million in the third quarter of fiscal year 2008 and from $17.8 million in the fourth quarter of fiscal year 2007. Net loss under generally accepted accounting principles (GAAP) for the fourth quarter of fiscal year 2008 was $631,000, or $0.05 per share, reflecting both top-line growth and better operating efficiencies. This compared to a net loss of $407,000, or $0.03 per share, for the third quarter of 2008 and $3.5 million, or $0.19 per share, which included a $2.8 million charge for deferred tax asset adjustment, for the fourth quarter of 2007. The non-GAAP net income for fourth quarter of 2008 was $1.4 million, or $0.10 per diluted share, compared to $1.3 million, or $0.09 per diluted share, for the third quarter of 2008, and $2.2 million, or $0.11 per diluted share, for the fourth quarter of 2007. The company defines non-GAAP net income as net income adjusted for provision for income tax, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP net income per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Fiscal 2008 Financial Summary

Revenue for fiscal year 2008 was $76.9 million, a 13.5 percent increase compared to revenue of $67.8 million for fiscal year 2007. Net loss for fiscal year 2008 was $3.1 million, or $0.20 per share, compared to $4.7 million, or $0.27 per share, for fiscal year 2007, which included a $2.8 million charge for deferred tax asset adjustment. The non-GAAP net income for the fiscal year 2008 was $4.3 million, or $0.27 per diluted share, compared to non-GAAP net income of $5.4 million, or $0.29 per diluted share, for the fiscal year 2007.

Cash Flow and Deferred Revenue Summary

In the fourth quarter of 2008, cash provided by operating activities was $565,000. This is compared to $1.5 million in the prior quarter and $3.0 million in the fourth quarter of 2007. Cash used for purchases of property, equipment and software totaled $1.9 million for the fourth quarter of 2008. This compared to $1.6 million in the prior quarter and $1.4 million for the fourth quarter last year. Cash used for acquired technology consisted of a one-time source license purchase of $2.6 million of mobile technology. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, and software and acquired technology. The company used $3.9 million and $80,000 of free cash flow in the fourth and third quarters of 2008, respectively, and generated $1.6 million in the fourth quarter of 2007. At September 30, 2008, Keynote had $49.3 million in total cash, cash equivalents and short-term investments.

Keynote’s net deferred revenue was $19.9 million at September 30, 2008, compared to $22.0 million at September 30, 2007. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $24.7 million at September 30, 2008, compared to $26.6 million at September 30, 2007.

The total shares outstanding, net of treasury shares, at September 30, 2008 was 14.1 million, compared to 18.3 million at September 30, 2007.

Operational Metrics Summary

As of September 30, 2008, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 46 percent of the comScore Media Metrix’s top 50 Web sites and approximately 50 percent of the Fortune 100 companies. As of September 30, 2008, Keynote measured approximately 14,100 Internet pages, as compared to 11,600 Internet pages in the same quarter a year ago.

Expectations for the First Quarter of Fiscal Year 2009

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter ending December 31, 2008:

  Total revenue is expected to be between $19.5 million and $20.0 million.
  GAAP earnings (loss) per share is expected to be between ($0.03) and $0.00.
  Non-GAAP earnings per share is expected to be between $0.09 and $0.12.

The above guidance was based on the following assumptions. A 14 percent reduction in the Euro to US dollar exchange rate in the first quarter 2009 compared to the fourth quarter 2008 is expected to result in reduced international revenues and lower European operating expenses on a sequential quarterly basis. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.9 million. Depreciation is expected to be approximately $1.5 million. Interest income, net is expected to be approximately $200,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes is expected to be approximately $195,000, assuming no changes in required tax payments. Basic weighted average shares outstanding are expected to be approximately 14.3 million shares and diluted weighted average shares outstanding are expected to be approximately 14.8 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 p.m. (PST) today, November 13, 2008. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is #67287586. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, future acquisitions and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote’s markets, costs associated with the Zandan acquisition or any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2007, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net earnings per share, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating its business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of 2,600 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority and True Experience are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2008 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Year ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2008	2008	2007	2008	2007
Net revenue:
Subscription services	$11,909	$11,441	$10,541	$45,314	$42,662
Ratable licenses	6,787	6,426	4,368	21,820	13,220
Professional services	2,360	2,631	2,929	9,774	11,872
Total revenue, net	21,056	20,498	17,838	76,908	67,754

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	1,753	2,235	2,046	8,324	8,389
Direct costs of ratable licenses	2,318	1,526	1,329	6,558	4,598
Direct costs of professional services	1,752	1,762	1,887	7,113	8,164
Operations	2,279	2,270	2,030	8,576	7,673
Development	3,083	3,232	2,860	12,608	11,559
Amortization of intangible assets - software	303	281	193	1,000	754
Total costs of revenue	11,488	11,306	10,345	44,179	41,137
Sales and marketing	6,712	6,697	5,218	25,705	20,127
General and administrative	2,320	2,834	2,609	10,142	9,856
Excess occupancy income, net	(323)	(297)	(184)	(1,210)	(265)
Amortization of intangible assets - other	501	568	524	2,148	2,195
Total costs and expenses	20,698	21,108	18,512	80,964	73,050

Income (loss) from operations	358	(610)	(674)	(4,056)	(5,296)

Interest (expense) income and other, net	(384)	343	1,312	1,990	4,750

Income (loss) before provision for income taxes	(26)	(267)	638	(2,066)	(546)

Provision for income taxes	(605)	(140)	(4,090)	(1,034)	(4,145)

Net loss	$(631)	$(407)	$(3,452)	$(3,100)	$(4,691)

Net loss per share:
Basic	$(0.05)	$(0.03)	$(0.19)	$(0.20)	$(0.27)
Diluted	$(0.05)	$(0.03)	$(0.19)	$(0.20)	$(0.27)

Weighted average common shares outstanding:
Basic	13,980	13,747	18,068	15,522	17,533
Diluted	13,980	13,747	18,068	15,522	17,533

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2008	September 30, 2007

Assets
Current assets:
Cash and cash equivalents	$46,769	$42,875
Short-term investments	2,562	65,060
Total cash, cash equivalents and short-term investments	49,331	107,935
Accounts receivable	7,316	5,988
Prepaids, deferred costs and other current assets	2,909	2,703
Inventories	1,081	1,059
Deferred tax assets	875	3,922
Total current assets	61,512	121,607

Deferred costs and other long-term assets	2,788	1,301
Property and equipment, net	36,405	35,480
Goodwill	64,452	63,129
Identifiable intangible assets, net	8,374	7,963
Deferred tax assets	2,313	-

Total assets	$175,844	$229,480

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,505	$2,285
Accrued expenses	12,767	11,656
Current portion of capital lease obligation	14	24
Notes payable	256	-
Deferred revenue	19,029	19,824
Total current liabilities	34,571	33,789

Long-term portion of capital lease obligation	17	31
Deferred rent and other long term liabilities	2,605	292
Long-term deferred revenue	904	2,136
Long-term deferred tax liability	236	2,347
Total liabilities	38,333	38,595

Stockholders' equity:
Common stock	14	18
Treasury stock	-	(1,151)
Additional paid-in capital	275,316	325,525
Accumulated deficit	(143,207)	(140,188)
Accumulated other comprehensive income	5,388	6,681

Total stockholders' equity	137,511	190,885

Total liabilities and stockholders' equity	$175,844	$229,480

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Year ended
	Sep 30	Sep 30	Sept 30	Sept 30
	2008	2007	2008	2007

Cash flows from operating activities:
Net loss	$(631)	$(3,452)	$(3,100)	$(4,691)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,134	1,987	8,704	7,530
Stock-based compensation	1,171	1,027	4,557	4,078
Impairment of short-term investment	-	-	98	-
Charges to bad debt and billing adjustment reserves	51	201	240	397
Amortization (accretion) of debt investment premium (discount)	(41)	(344)	(464)	(1,327)
Deferred tax provision (benefit)	(26)	(163)	(26)	12
Changes in operating assets and liabilities, net	(2,093)	3,714	(5,065)	14,381
Net cash provided by operating activities	565	2,970	4,944	20,380

Cash flows from investing activities:
Purchase of property, equipment and software	(1,878)	(1,380)	(5,865)	(5,540)
Acquired technology	(2,557)	-	(2,557)	-
Purchase of businesses and assets, net	(1,057)	(86)	(1,697)	(393)
Earnout payment for acquisition of business	-	-	-	(10,587)
Sales (purchases) of short-term investments, net	1,703	(591)	62,862	(18,688)
Net cash provided by (used in) investing activities	(3,789)	(2,057)	52,743	(35,208)

Cash flows from financing activities:
Payment of capital lease obligations	(5)	(5)	(26)	(32)
Repurchase of outstanding common stock	-	(1,154)	(60,070)	(1,154)
Proceeds from issuance of common stock and exercise of stock options	2,593	3,696	6,450	12,193
Net cash provided by (used in) financing activities	2,588	2,537	(53,646)	11,007

Effect of exchange rate changes on cash and cash equivalents	(2,243)	714	(147)	1,034

Net increase (decrease) in cash and cash equivalents	(2,879)	4,164	3,894	(2,787)
Cash and cash equivalents at beginning of the period	49,648	38,711	42,875	45,662

Cash and cash equivalents at end of the period (1)	$46,769	$42,875	$46,769	$42,875

(1) Excludes $2.6 million and $65.1 million of short-term investments at September 30, 2008 and September 30, 2007, respectively.

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Year ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2008	2008	2007	2008	2007
Revenue categories:

Internet Subscriptions	$9,933	$9,529	$9,461	$38,432	$38,314
Internet Engagements	2,360	2,631	2,929	9,774	11,872
Subtotal Internet Revenue	12,293	12,160	12,390	48,206	50,186
Mobile Subscriptions	1,976	1,912	1,080	6,882	4,348
Mobile Ratable Licenses	6,787	6,426	4,368	21,820	13,220
Subtotal Mobile Revenue	8,763	8,338	5,448	28,702	17,568
Total Revenue, Net	$21,056	$20,498	$17,838	$76,908	$67,754

Non-GAAP net income and income per share:

GAAP net loss	$(631)	$(407)	$(3,452)	$(3,100)	$(4,691)
Provision for income taxes	605	140	4,090	1,034	4,145
Stock-based compensation [a]	1,171	1,126	1,027	4,557	4,078
Amortization of intangible assets - other	501	568	524	2,148	2,195
Amortization of intangible assets - software	303	281	193	1,000	754
Non-GAAP income before income tax	1,949	1,708	2,382	5,639	6,481
Cash taxes from on-going operations	557	404	224	1,327	1,105
Non-GAAP net income	$1,392	$1,304	$2,158	$4,312	$5,376

Weighted average common shares outstanding (diluted):	14,621	14,238	19,055	16,098	18,382
Non-GAAP income per share	$0.10	$0.09	$0.11	$0.27	$0.29

[a] Stock-based compensation by category:
Direct costs of ratable licenses	$63	$68	$45	$246	$190
Direct costs of professional services	115	108	107	462	470
Operations	163	158	146	644	584
Development	252	237	237	993	921
Sales and marketing	399	393	328	1,532	1,280
General and administrative	179	162	164	680	633
	$1,171	$1,126	$1,027	$4,557	$4,078

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended			Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$9,281	$9,459	$9,499	$9,743	$37,982
Internet Engagements	3,896	2,792	2,419	3,034	12,141
Subtotal Internet Revenue	13,177	12,251	11,918	12,777	50,123
Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

FY 2005

Internet Subscriptions	$9,220	$9,314	$9,601	$9,315	$37,450
Internet Engagements	3,565	3,513	3,422	3,574	14,074
Subtotal Internet Revenue	12,785	12,827	13,023	12,889	51,524
Mobile Subscriptions	803	338	442	585	2,168
Total Revenue, Net	$13,588	$13,165	$13,465	$13,474	$53,692

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	September 30, 2008	June 30, 2008	September 30, 2007

Deferred revenue, net
Domestic	$5,982	$6,300	$7,511
International	13,951	17,869	14,449
Total	$19,933	$24,169	$21,960

Add back: unpaid deferred revenue
Domestic	$2,425	$2,288	$3,085
International	2,331	3,054	1,564
Total	$4,756	$5,342	$4,649

Deferred revenue, gross
Domestic	$8,407	$8,588	$10,596
International	16,282	20,923	16,013
Total	$24,689	$29,511	$26,609

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
or
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com